Exhibit 99.1

Contact:	Tom Brooker/John Patenaude	Rich Coyle
	Nashua Corporation	Citigate Sard Verbinnen
	847-318-1797/603-880-2145	212-687-8080
NASHUA REPORTS SECOND QUARTER 2006 RESULTS
     NASHUA, N.H., August 3, 2006 — Nashua Corporation (NASDAQ: NSHA), a manufacturer and marketer of labels, thermal specialty papers and imaging products, today announced financial results for the second quarter ended June 30, 2006.
Net sales for the second quarter of 2006 were $65.5 million, compared to $67.3 million for the second quarter of 2005. Gross margin for the second quarter of 2006 was $9.5 million, or 14.5%, compared to $11.4 million, or 17%, for the second quarter of 2005. Loss from continuing operations before income taxes was $1.6 million in the second quarter of 2006 compared to income from continuing operations before income taxes of $0.5 million in the second quarter of 2005. Loss from continuing operations was $1.0 million in the second quarter of 2006, or $0.16 per share, compared to income from continuing operations of $0.3 million, or $0.05 per share, in the second quarter of 2005. Net income for the second quarter of 2005, which included income of $1.1 million, or $0.18 per share, from discontinued operations related to the exit of the toner business and the settlement of tax issues with the Internal Revenue Service, was $1.4 million or $0.23 per share. Earnings before interest, taxes, depreciation and amortization (EBITDA) were $0.2 for the second quarter of 2006 compared to $2.5 million for the second quarter of 2005.
Net sales for the six months ended June 30, 2006, were $130.3 million, compared to $135 million for the first half of 2005. Gross margin for the first half of 2006 was $19.2 million, or 14.8%, compared to $21.9 million, or 16.2%, for the first half of 2005. Loss from continuing operations before income taxes for the first six months of 2006 was $2.5 million, compared to loss from continuing operations before income taxes of $0.2 million in the first half of 2005. Loss from continuing operations for the first half of 2006 was $1.5 million, or $0.25 per share, compared to a loss from continuing operations of $0.1 million, or $0.02 per share, for the first half of 2005. Net loss, including discontinued operations, was $0.5 million, or $0.09 per share, for the first half of 2006 compared to a net loss of $0.2 million, or $0.04 per share, for the first half of 2005. EBITDA was $2.1 million for the first six months of 2006 compared to $4.0 million for the same period in 2005.
Commenting on the Company’s second quarter performance, Thomas Brooker, President and Chief Executive Officer of Nashua, said, “The declines in sales, margin and net income in the second quarter are disappointing and reflect intense competition in the industry and the effect of actions taken by Nashua to position the Company to deliver improved performance. The decline in income in the second quarter resulted partially from costs associated with the consolidation of Label manufacturing operations into Florida, Tennessee and Nebraska facilities. This project is expected to be completed by the end of the third quarter. In addition, we incurred incremental one-time costs associated with the consolidation of our coated paper manufacturing into a smaller space at the Merrimack, New Hampshire facility and severance and incremental pension costs associated with the Company’s defined benefit plans. Liquidation of assets of Nashua’s previously-owned toner business continued during the second quarter, enabling the Company to reduce bank debt by approximately $5 million since December 31, 2005.”

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Nashua entered into a non-binding letter of intent for the sale of the Merrimack, New Hampshire facilities and currently is negotiating a purchase and sale agreement as well as a lease agreement for space in Merrimack. There is no guarantee that the sale will close. Also, Nashua has entered into a purchase and sale agreement for the sale of Company property in Nashua, New Hampshire for $2.0 million, which is expected to close in the fourth quarter of 2006.
Executive Assessment
Commenting on his first two months at Nashua, Brooker said, “Since coming on board as President and Chief Executive Officer the majority of my time has been spent getting to know Nashua. I’ve spoken at length to people across the business and with customers, and I’ve immersed myself in our strategic plans and assessed the work underway to deliver increased value to shareholders.
“My first impression is a good one. We have a knowledgeable and experienced team. Our customer relationships are strong and we have a reputation for delivering high-quality products and for delivering on our promises. Nashua occupies a solid position in our core businesses, and while we continue to realign and consolidate operations, most of the costs associated with these changes are behind us. Our wide-format business is growing well and we’ve established a leadership position in Radio Frequency Identification (RFID) devices that is opening new opportunities for Nashua to serve our customers.
“Growing revenue is a top priority at Nashua, and we will be reorganizing the sales team and adding new people over the next several months to accomplish this objective. We will be expanding and better leveraging our teams to increase sales to existing customers and to a wider circle of prospects. In addition, we will be working with customers on a ‘consultative selling’ basis and using our expertise to help them find new ways to use our products and industry knowledge to succeed. As we increase revenue, bottom line growth will follow as a result of better utilization of our manufacturing and distribution assets. Accomplishing the sales reorganization flawlessly, cross training members of our current sales team and bringing new people on board and quickly making them productive are key focus areas for Nashua. We will continue to review all facets of our organization and make additional changes to streamline operations, reduce cost and improve profitability.
Brooker concluded, “While our results were disappointing this quarter and we continue to face significant challenges arising from intense competition and industry overcapacity, many of the pieces needed for Nashua to improve business performance and deliver increased value to shareholders are in place.”
Business Segment Highlights
Nashua’s Label segment, which prints and converts product for the grocery, food service, retail, transportation, entertainment and general industrial markets, reported net sales for the second quarter of 2006 of $26.7 million, gross margin of $3.8 million, or 14.3%, and pre-tax income of $0.8 million. Net sales for the second quarter of 2005 were $26.6 million, gross margin was $3.8 million, or 14.1%, and pre-tax income was $1.2 million.

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Brooker stated, “Sales for the Label segment have been relatively flat compared to last year. As a percentage, margins increased slightly but continued to be impacted negatively as we incur costs associated with closing our St. Louis manufacturing plant and transferring work to other facilities. In addition, we are in the process of moving to a new leased manufacturing facility in Jacksonville, Florida and shutting down the St. Augustine, Florida plant.”
Nashua’s Specialty Paper segment, which includes the paper coating and converting businesses, produces a wide range of applications for labeling, packaging, ticketing and point of sale transactions as well as carbonless papers and thermal, dry gum and heal-seal products for use in the transportation, retail, gaming, shipping and delivery, entertainment, medical and distribution industries. Specialty Paper reported net sales for the second quarter of 2006 of $39.7 million, gross margin of $5.5 million, or 13.9%, and pre-tax loss of $0.2 million. Net sales for the second quarter of 2005 were $41.4 million, gross margin was $7.6 million, or 18.4%, and pre-tax income was $1.5 million.
Brooker stated, “Revenues in the Specialty Paper segment declined as we experienced lower sales in the thermal point of sale product line. In addition, segment sales were lower than a year ago as this quarter’s results do not include the coated carbonless business which was sold in the fourth quarter of 2005. Sales of wide-format products increased year over year, and Nashua continues to invest in our wide format business where we have solid growth prospects. Margins and pre-tax income in the segment were negatively impacted by the costs associated with moving slitting equipment into a smaller coating manufacturing space at our Merrimack, New Hampshire facility, severance in our coating operations, together which approximate $700,000, and start-up costs associated with our New Jersey wide-format converting facility.”
Use of Non-GAAP Measures
EBITDA is presented as supplemental information that the management of Nashua believes may be useful to some investors in evaluating the Company because it is widely used as a measure of evaluating a company’s operating performance, as well as to evaluate its operating cash flow. EBITDA is used by management in the computation of ratios utilized for financing purposes and for planning and forecasting in future periods. EBITDA is calculated by adding net interest expense, income tax expense, depreciation and amortization back into net income. EBITDA should not be considered a substitute either for net income, as an indicator of Nashua’s operating performance, or for cash flow, as a measure of Nashua’s liquidity. In addition, because all companies may not calculate EBITDA in exactly the same manner, the presentation here may not be comparable to other similarly titled measures of other companies.
About Nashua
Nashua Corporation manufactures and markets a wide variety of specialty imaging products and services to industrial and commercial customers to meet various print application needs. The Company’s products include thermal coated papers, pressure-sensitive labels, colored copier papers, bond, point of sale, ATM and wide format papers, entertainment tickets, as well as ribbons for use in imaging devices. Additional information about Nashua Corporation can be found at www.nashua.com.

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Forward-looking Statements
This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. When used in this press release, the words “plan,” “should,” “will,” “expects,” “anticipates” and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. Such risks and uncertainties include, but are not limited to, the Company’s future capital needs and resources, fluctuations in customer demand, intensity of competition from other vendors, timing and acceptance of new product introductions, delays or difficulties in programs designed to increase sales and profitability, general economic and industry conditions, and other risks set forth in the Company’s filings with the Securities and Exchange Commission, and the information set forth herein should be read in light of such risks. In addition, any forward-looking statements represent the Company’s estimates only as of the date of this press release and should not be relied upon as representing the Company’s estimates as of any subsequent date. While the Company may elect to update forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so, even if its estimates change.

Second Quarter 2006 Earnings Results

NASHUA CORPORATION SUMMARY RESULTS OF OPERATIONS

Periods ended June 30, and July 1, respectively	Three Months		Six Months
Dollars in thousands, except per share amounts (Unaudited)	2006	2005	2006	2005

Net sales	$65,458	$67,308	$130,269	$134,954
Cost of products sold	56,000	55,892	111,023	113,090

Gross margin	$9,458	$11,416	$19,246	$21,864
Gross margin %	14.5%	17.0%	14.8%	16.2%
Selling, distribution and administrative expenses	10,740	10,662	21,316	21,443
Research	193	112	394	349
Loss from equity investment	105	—	119	—
Interest expense, net	294	416	601	825
Other income (1)	(296)	(287)	(658)	(579)

Income (loss) from continuing operations before income taxes (benefit)	(1,578)	513	(2,526)	(174)
Income tax provision (benefit)	(596)	204	(981)	(61)

Income (loss) from continuing operations	(982)	309	(1,545)	(113)
Income (loss) from discontinued operations, net of taxes(2)	—	1,094	1,004	(104)

Net income (loss)	$(982)	$1,403	$(541)	$(217)

Earnings per share:
Income (loss) from continuing operations	$(0.16)	$0.05	$(0.25)	$(0.02)
Income (loss) from discontinued operations	—	0.18	0.16	(0.02)

Net income (loss) per common share	$(0.16)	$0.23	$(0.09)	$(0.04)

Average common shares	6,126	6,084	6,124	6,081

Income (loss) per common share from continuing operations assuming dilution	$(0.16)	$0.05	$(0.25)	$(0.02)
Income (loss) per common share from discontinued operations assuming dilution	—	0.18	0.16	(0.02)

Net income (loss) per common share assuming dilution	$(0.16)	$0.23	$(0.09)	$(0.04)

Average common and potential common shares	6,126	6,202	6,124	6,081

(1)	Other income for the three and six months ended June 30, 2006 and July 1, 2005 represents income from the rental of unused warehouse space at our New Hampshire facilities.

(2)	Income from discontinued operations for the six months ended June 30, 2006 includes the results of our Toner and Developer business which we exited effective March 31, 2006 and income from the liquidation of our Photo UK entity. Income from discontined operations for the three months ended July 1, 2005 represents the results of our Toner and Developer business and a $1.2 million tax benefit related to the settlement of outstanding Internal Revenue Service audits from the years 1995-2000. Income from discontinued operations for the six months ended July 1, 2005 represents the $1.2 million tax benefit and results of our Toner and Developer business.

Second Quarter 2006 Earnings Results

NASHUA CORPORATION CONDENSED CONSOLIDATED BALANCE SHEET

	(Unaudited)
	June 30	December 31
Dollars in thousands	2006	2005

Assets
Cash and cash equivalents	$515	$653
Accounts receivable	28,951	33,922
Inventories	22,043	22,284
Assets held for sale	54	—
Other current assets	3,657	2,980

Total current assets	55,220	59,839

Plant and equipment, net	32,952	36,462
Goodwill, net of amortization	31,516	31,516
Intangibles, net of amortization	1,495	1,773
Other assets	17,869	15,329

Total assets	$139,052	$144,919

Liabilities and Shareholders’ Equity
Accounts payable	$14,932	$14,992
Accrued expenses	7,961	8,965
Current maturities of long-term debt	—	3,500
Current maturities of notes payable	83	333

Total current liabilities	22,976	27,790

Long-term debt	23,500	25,250
Notes payable	326	368
Other long-term liabilities	38,921	37,777

Total long-term liabilities	62,747	63,395

Common stock and additional capital	22,159	22,023
Retained earnings	57,319	57,860
Accumulated other comprehensive loss:
Minimum pension liability adjustment(a)	(26,149)	(26,149)

Total shareholders’ equity	53,329	53,734

Total liabilities and shareholders’ equity	$139,052	$144,919

(a)	Our minimum pension liability adjustment represents an increase in our minimum pension liability resulting from a change in the discount rate and mortality table used in computing pension liability.

Second Quarter 2006 Earnings Results

NASHUA CORPORATION
RECONCILIATION OF NET INCOME FROM CONTINUING OPERATIONS TO EARNINGS BEFORE
INTEREST, TAXES, DEPRECIATION AND AMORTIZATION

Periods ended June 30, and July 1, respectively	Three Months		Six Months
In thousands (Unaudited)	2006	2005	2006	2005

Net income/(loss) from continuing operations	$(982)	$309	$(541)	$(113)
Add back:
Interest expense, net	294	416	601	825
Income tax provision (benefit)	(596)	204	(981)	(61)
Depreciation on fixed assets	1,332	1,508	2,739	3,102
Amortization of intangible assets	165	109	328	223

Earnings from continuing operations before interest, taxes, depreciation and amortization	$213	$2,546	$2,146	$3,976

Second Quarter 2006 Earnings Results

NASHUA CORPORATION SELECTED FINANCIAL DATA

Periods ended June 30, and July 1, respectively	Three Months		Six Months
Dollars in thousands (Unaudited)	2006	2005	2006	2005

NET SALES

Label Products	$26,700	$26,594	$52,982	$52,922
Specialty Paper Products	39,667	41,439	78,954	83,665
All Other	827	482	1,488	825

Reconciling Items:
Eliminations	(1,736)	(1,207)	(3,155)	(2,458)

Net sales	$65,458	$67,308	$130,269	$134,954

PRETAX INCOME (LOSS)

Label Products	$816	$1,183	$1,289	$2,346
Specialty Paper Products	(172)	1,523	371	1,762
All Other	115	32	252	69

Reconciling Items:
Other income (loss)(2)	—	—	—	—
Unallocated corporate expenses	(2,043)	(1,809)	(3,837)	(3,526)
Interest expense, net	(294)	(416)	(601)	(825)

Total pretax income (loss) from continuing operations	$(1,578)	$513	$(2,526)	$(174)

DEPRECIATION AND AMORTIZATION

Label Products	$662	$680	$1,379	$1,339
Specialty Paper Products	737	824	1,494	1,758
Reconciling Item:
Corporate	98	113	194	228

Total Depreciation and Amortization	$1,497	$1,617	$3,067	$3,325

INVESTMENT IN PLANT AND EQUIPMENT

Label Products	$172	$252	$352	$737
Specialty Paper Products	776	924	1,250	1,895
Reconciling Item:
Corporate	62	49	74	66

Total Investment in plant and equipment	$1,010	$1,225	$1,676	$2,698

PENSION EXPENSE

Label Products	$252	$161	$604	$322
Specialty Paper Products	244	138	487	276
Reconciling Item:
Corporate	291	45	513	90

Total pension expense	$787	$344	$1,604	$688